UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2024

Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road, Round Rock, Texas 78664
(Address of principal executive offices and zip code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TSSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2024, VTC, L.L.C. (“VTC”), a wholly owned subsidiary of TSS, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Susser Bank (“Susser”). The Credit Agreement provides for a $20,000,000 term loan facility and the option for additional uncommitted incremental term loans up to an aggregate amount of $5,000,000.

In connection with the term loan, VTC entered into a promissory note with Susser in the original principal amount of $20,000,000 (the “Note”). Interest accrues at a rate per annum equal to the lesser of (a) the maximum interest rate which may be charged under Texas law (the “Maximum Rate”) and (b) the greater of (i) the Adjusted Term SOFR (as defined in the Credit Agreement) plus 3.0% and (ii) 4.5% (the interest rate described in clause (b) the “Applicable Rate”). Upon an event of default, interest shall accrue at a rate equal to the Applicable Rate plus 2%, but in no event shall it exceed the Maximum Rate. Payments of principal and interest under the Note are due and payable monthly, with an interest-only period commencing on February 5, 2025 through the Term Loan Commitment Termination Date (as defined in the Credit Agreement), and principal and interest payments beginning with the monthly payment thereafter until the Maturity Date (as defined below). The “Maturity Date” means the earlier of (x) January 5, 2030 and (y) an event of default as described in the Credit Agreement.

Any incremental term loan requested by VTC must be a minimum amount of $1,000,000 and must be requested in accordance with the terms of the Credit Agreement. Any incremental term loan shall be on the same terms as the Note, including the Maturity Date and payment terms.

VTC’s obligations under the Note and the Credit Agreement are guaranteed by the Company and are secured by a first priority lien on substantially all of VTC’s and the Company’s assets pursuant to the terms of a Security Agreement by and among VTC, the Company, and Susser (the “Security Agreement”).

The proceeds of the Term Loan will be used to fund improvements at VTC’s Georgetown, Texas leased location and for ordinary working capital purposes.

The foregoing description of the Credit Agreement, the Note and the Security Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Credit Agreement, the Note and the Security Agreement, which are included in this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release announcing the transactions with Susser and the Registration Statement (defined below). A copy of the press release is being furnished herewith as Exhibit 99.1.

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Item 8.01. Other Events.

On January 7, 2025, the “Company filed a “universal shelf” registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement would allow the Company to raise up to an aggregate of $150 million through the issuance and sale of its common shares, preferred shares, debt securities, warrants and units in one or more offerings from time to time after the Registration Statement is declared effective by the SEC. If the Company decides to raise capital in a future offering using the Registration Statement, it will describe the specific details of that future offering in a prospectus supplement that is filed with the SEC. The Company believes that the Registration Statement is a prudent corporate housekeeping measure that will provide greater financial flexibility in the coming years.

Item 9.01. Financial Statements and Exhibits.

10.1	Credit Agreement, dated December 31, 2024*
10.2	Term Loan Note, dated December 31, 2024
10.3	Security Agreement, dated December 31, 2024
99.1	Press Release, dated January 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Daniel M. Chism
Daniel M. Chism
Chief Financial Officer

Date: January 7, 2025

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